EXHIBIT 10.8


                              CENTRAL PACIFIC BANK


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         CENTRAL PACIFIC BANK hereby adopts this Supplemental Executive Retirement Plan in order to provide (in conjunction with Social Security and the Company's qualified pension plan) adequate retirement benefits to selected key management employees of the Bank.


                                    ARTICLE I

                                   DEFINITIONS

       For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

       1.1 BENEFIT. "Benefit" means the retirement benefit payable to a Participant or to his Beneficiary under Article II.

       1.2 CODE. "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder.

       1.3 COMMITTEE. "Committee" means the Committee appointed to administer the Plan as described in Section 5.1.

       1.4    COMPANY.  "Company" means Central Pacific Bank.

       1.5 COMPENSATION. "Compensation" means the Participant's compensation as defined under the Pension Plan for the purpose of calculating the Participant's benefits under that Plan, without application of the $150,000 limit set forth in Section 1.8(a) of the Pension Plan.

       1.6 COVERED COMPENSATION. "Covered Compensation" means the Participant's compensation as defined under the Pension Plan for the purpose of calculating the Participant's benefits under that Plan, subject to all of the limits set forth in that definition.

       1.7    EFFECTIVE DATE.  "Effective Date" means January 1, 1995.

       1.8 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

       1.9 PARTICIPANT. "Participant" means the Company employees designated in accordance with Article II.

       1.10 PENSION PLAN. "Pension Plan" means the Central Pacific Bank Deferred Benefit Retirement Plan.

       1.11 PLAN. "Plan" means this Central Pacific Bank Supplemental Executive Retirement Plan.

       1.12 PLAN YEAR. "Plan Year" means the tax year adopted by the Company, currently ending on December 31.

       1.13 SPOUSE. "Spouse" means a Participant's spouse qualified to receive a death benefit under the Pension Plan.


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                                   ARTICLE II

                                  PARTICIPATION

      2.1 ELIGIBILITY. Only "management or highly compensated employees" (as those terms are used in ERISA Section 401(a)(i)) of the Company are eligible to Participate in this Plan.

      2.2 DESIGNATION. The Company may from time to time designate Company employees eligible under Section 2.1 to become Plan Participants. The names of such designees shall be entered on Exhibit A attached hereto, along with the effective date of their participation.

      2.3 TERMINATION. The Company may in its discretion terminate an employee's participation under this Plan, in which event the date of such termination shall be entered on Exhibit A. A terminated Participant's benefit under Article III shall be frozen as of the date of termination, as if his employment with the Company had also terminated on that date (although payment of his benefit shall not begin until his benefit under the Pension Plan is actually payable).


                                   ARTICLE III

                                    BENEFITS

      3.1 CALCULATION OF BENEFIT. The Participant shall receive a Benefit under this Plan equal to the benefit which he would have accrued (whether or not vested) under the Pension Plan if that benefit had been based on his actual Compensation rather than Covered Compensation, reduced by the benefit that he actually accrues under the Pension Plan. If the Participant is not entitled to a benefit under the Pension Plan (for any reason other than a failure to vest in his accrued benefit), or if his benefit under the Pension Plan has not been reduced by the Covered Compensation limits, neither he nor his Spouse shall be entitled to a Benefit hereunder.

      3.2 PAYMENT OF BENEFIT. The Participant's Benefit shall be payable on the dates and in the forms available to him with respect to his benefit under the Pension Plan, except that the Participant shall also be eligible to elect to receive his Benefit in the form of a single lump sum payment at any time after the Company is dissolved, merged into or acquired by any other company or group in a transaction which changes the ownership of the Company by more than 50%. The Participant shall make his election as to the time and form of Benefit payment in writing to the Committee within 90 days after the Effective Date, and he may change such election by further written notice to the Committee at any time prior to the first day of the calendar year in which Benefit payments would have commenced under his prior election. If the Participant elects to have his Benefit under this Plan paid at a different time or in a different form than his benefit under the Pension Plan, his Benefit shall be the actuarial equivalent of a Benefit payable at the same time and in the same form as his benefit under the Pension Plan, using the adjustments and actuarial assumptions set forth in the Pension Plan for calculating such equivalency. If the Participant elects to have his Benefit hereunder commence earlier than his Pension Plan benefit, his Benefit payments shall not be increased by subsequent increases in Compensation or service.

      3.3 DEATH BENEFIT. Subject to the last sentence of Section 3.1, the Participant's Spouse shall receive a Benefit hereunder if such Spouse is or

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would have been entitled to a benefit under the Pension Plan had the
Participant elected the timing and form of benefit distribution elected hereunder and been vested in his accrued benefit under the Pension Plan at the time of his death. Such death Benefit shall be equal to the benefit which the Spouse would have received under the Pension Plan if that benefit had been based on the Participant's actual Compensation rather than Covered Compensation, reduced by the benefit actually payable to the Spouse under the Pension Plan (or that would have been so payable had the Participant elected the timing and form of benefit distribution elected hereunder and been vested in his accrued benefit at the time of his death).

      3.4 FORFEITURE. The Participant's Benefit under this Plan (or the undistributed balance thereof) shall be forfeited if (i) the Participant's employment with the Company is terminated before he attains the age of 62 for any reason, or (ii) the Participant cannot be located as described in Section 4.5, or (iii) the Participant's employment with the Company is terminated because of embezzlement or the commission of any other felony in the course of his employment or if the Participant is found after termination to have committed such a crime in the course of his employment, or (iv) the Participant enters into the employ of any bank in the State of Hawaii within two years after termination of his employment with the Company. Subsection
(i) above shall not apply if the Participant's employment is terminated after or because of the dissolution, merger or acquisition of the Company as described in Section 3.2.


                                   ARTICLE IV

                               FUNDING AND PAYMENT

      4.1 FUNDING. This is an "unfunded" deferred compensation plan as that term is used in Section 401(a)(1) of ERISA. All Benefits shall be paid from the general assets of the Company. The Company may, in its discretion, elect to set aside money into one or more separate investment accounts, insurance policies, annuity contracts or grantor trusts to assist it in funding the Benefits as they become due, but the assets of any such account, policy, contract or trust shall remain the property of the Company, subject to the claims of its unsecured general creditors, and no Participant shall have any claim to those particular assets.

      4.2 BENEFITS NONASSIGNABLE. The rights of a Participant or Spouse to receive a Benefit hereunder shall not be transferable, assignable, mortgageable or otherwise able to be encumbered in advance of payment, which payments are expressly declared to be non-assignable and non-transferable. Neither shall these payments be subject to seizure for the payment of a Participant's or Spouse's public or private debts, judgments, alimony or separate maintenance or by a proceeding at law or in equity, or be transferable by operation of law in the event of a Participant's or Spouse's bankruptcy, insolvency or otherwise, or be subject to any domestic relations order.

      4.3 WITHHOLDING; PAYROLL TAXES. The Company may withhold from payments made hereunder any taxes required to be withheld from such payments under federal, state or local law.

      4.4 PAYMENT TO GUARDIAN. If a Participant or Spouse has been declared incompetent or is otherwise incapable of handling the disposition of his property, the Committee may direct payment of his Benefit to the guardian, legal representative or person having the care and custody of such person.

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The Committee may require proof of incompetency, incapacity or guardianship as it may deem appropriate prior to distribution of the Benefit. Such distribution shall completely discharge the Company's obligations under this Plan with respect to the payments made to such guardian, legal representative or custodian.

      4.5 PLACE OF PAYMENT. Payment to any person under this Plan shall be made in person or by mailing such payment to the last known address of such person as shown on the Company's records. It shall be the responsibility of any person to whom a Benefit is due hereunder to keep a current address on file with the Company. If the Committee cannot with reasonable diligence locate a person entitled to a Benefit hereunder, such Benefit shall be forfeited.


                                    ARTICLE V

                                 ADMINISTRATION

      5.1 COMMITTEE. This Plan shall be administered by a Committee designated by the Company from time to time. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, decide or resolve any and all questions or interpretations concerning this Plan, and invest all assets held in trust pursuant to this Plan. A Participant may be a member of the Committee.

      5.2 AGENTS. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

      5.3 INDEMNITY OF COMMITTEE. To the extent permitted by applicable law, the Company shall indemnify, hold harmless, and defend the Committee and its members against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.


                                   ARTICLE VI

                                CLAIMS PROCEDURE

      6.1 CLAIM. Any person claiming a Benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

      6.2 DENIAL OF CLAIM. If the claim or request is denied, the written notice of denial shall state:

             (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

             (b) A description of any additional material or information required and an explanation of why it is necessary.

             (c)      An explanation of the Plan's claim review procedure.


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      6.3    REVIEW OF CLAIM.  Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

      6.4 FINAL DECISION. The decision on review shall normally be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


                                  ARTICLE VII

                      AMENDMENT AND TERMINATION OF THE PLAN

      7.1 AMENDMENT. The Company may at any time amend the Plan in whole or in part; provided, however, that no amendment shall decrease or eliminate the accrued Benefit of any Participant whose Benefit is in pay status or who would be entitled to a Benefit if he separated from the service of the Company on the later of the effective date of the amendment or the date on which it is adopted by the Company's Board of Directors.

      7.2 TERMINATION. The Company may terminate the Plan at any time. After such termination, Benefits shall continue to be paid in accordance with
Article III, but (i) pay increases after the date of Plan termination shall not be taken into account in calculating the Benefits, and (ii) service after the date of Plan termination shall not be taken into account in calculating the Benefits but it shall be taken into account in determining vesting.


                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.1 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, and the Participants shall have no rights against the Company except as may otherwise be specifically provided herein.
Moreover, nothing in this Plan shall be deemed to give the Participants the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge them at any time.

      8.2 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply, and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

      8.3 CAPTIONS. The captions of the articles sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

      8.4 GOVERNING LAW. The provisions of this Plan shall be construed, interpreted and governed in all respects in accordance with ERISA and other

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applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Hawaii.

      8.5 VALIDITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

      8.6 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

         Dated:  April 20, 1995



                                         CENTRAL PACIFIC BANK



                                         By:       /s/ Yoshiharu Satoh
                                         -----------------------------------
                                         Its





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                                    EXHIBIT A



                            Date Participation         Date Participation
Name of Participant               Began                    Terminated
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                      [Letterhead of Central Pacific Bank]


April 20, 1995


Top Hat Plan Exemption
Pension and Welfare Benefits Administration
Room N-5644
200 Constitution Ave., N.W.
WASHINGTON DC  20210

         Re:      STATEMENT OF DEFERRED COMPENSATION PLAN

Gentlemen:

        You are hereby notified, pursuant to Reg. Section 2520.104-23, that the following employer maintains a plan primarily for the purpose of providing deferred compensation for a select group of management and/or highly compensated employees:

            Name of Employer:              Central Pacific Bank

            Address of Employer:           P.O. Box 3590
                                           Honolulu, Hawaii 96811

            EIN of Employer:               99-0080213

            Number of Plans:               1

            Number of Participants:        6

            Effective Date of Plan:        January 01, 1995

                                    Sincerely yours,

                                    CENTRAL PACIFIC BANK


                                    By:     /s/ Yoshiharu Satoh
                                       -------------------------------
                                            Its






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                              CENTRAL PACIFIC BANK

                                   RESOLUTION

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)


         RESOLVED by the Board of Directors of Central Pacific Bank, that effective January 1, 1995, the Central Pacific Bank Supplemental Executive Retirement Plan ("SERP"), as presented to the Board, is hereby approved.

         RESOLVED, FURTHER, that the officers of the Bank are hereby authorized to execute the SERP and take all other actions necessary and proper to effectuate these resolutions:

         RESOLVED, FURTHER, that the following Bank employees are designated as participants under the SERP, effective January 1, 1995:

                           Yoshiharu Satoh
                           Joichi Saito
                           Minoru Ueda
                           Naoaki Shibuya
                           Austin Imamura
                           Neal Kanda

         I, Austin Imamura, Secretary of Central Pacific Bank, a Hawaii Corporation, do hereby certify that the foregoing is a full, true and correct copy of a resolution duly adopted by the Board of Directors of said Corporation, at its meeting duly called and held at the office of the Corporation, 220 South King Street, Honolulu, Hawaii, on the 19th day of April, 1995, at which a quorum was present and acting throughout; and that said resolution has not been modified, amended, or rescinded and continues in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said Central Pacific Bank this 20th day of April, 1995.


                                               /s/ Austin Imamura
                                       --------------------------------------
                                       Austin Imamura, Secretary